Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Unisys Corporation of our reports dated February 20, 2007, with respect to the consolidated financial statements of Unisys Corporation, management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting, included in the 2006 Annual Report to Stockholders of Unisys Corporation.

Our audits also included the financial statement schedule of Unisys Corporation listed in Item 15(a). This schedule is the responsibility of Unisys Corporation’s management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 33-51747) of Unisys Corporation,

(2)	Registration Statement (Form S-8 No. 333-51887) pertaining to the 1990 Unisys Long-Term Incentive Plan,

(3)	Registration Statement (Form S-8 No. 333-73399) pertaining to the Deferred Compensation Plan for Executives of Unisys Corporation,

(4)	Registration Statement (Form S-4 No. 333-74745) of Unisys Corporation,

(5)	Registration Statement (Form S-8 No. 333-87409) pertaining to the PulsePoint Communications 1983 Stock Option Plan, the Stock Option Plan for Independent Directors of Digital Sound Corporation and the Tech Hackers, Inc. 1997 Equity Incentive Plan,

(6)	Registration Statement (Form S-8 No. 333-40012) pertaining to the Director Stock Unit Plan,

(7)	Registration Statement (Form S-8 No. 333-56036) pertaining to the Global Employee Stock Purchase Plan,

(8)	Registration Statement (Form S-3 No. 333-85650) of Unisys Corporation, Unisys Capital Trust I, Unisys Capital Trust II,

(9)	Registration Statement (Form S-8 No. 333-103324) pertaining to the Unisys Corporation 2002 Stock Option Plan,

(10)	Registration Statement (Form S-8 No. 333-107338) pertaining to the Employee Stock Purchase Plan,

(11)	Registration Statement (Form S-8 No. 333-110019) pertaining to the Unisys Savings Plan, and

(12)	Registration Statement (Form S-8 No. 333-114718) pertaining to the Unisys Corporation 2003 Long-Term Incentive and Equity Compensation Plan;

of our report dated February 20, 2007, with respect to the consolidated financial statements incorporated herein by reference, our report dated February 20, 2007, with respect to management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Unisys Corporation.

Philadelphia, Pennsylvania
February 20, 2007